UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

OCWEN FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

On April 18, 2022, Ocwen Financial Corporation (the “Company”) filed with the Securities and Exchange Commission (“SEC”) its definitive proxy statement (the “Original Proxy Statement”) for the 2022 Annual Meeting of Shareholders, which will be held virtually via live audiocast on the Internet at 9:00 a.m. Eastern Daylight Time, on Wednesday, May 25, 2022.

As described in Proposal Four of the Original Proxy Statement, the Company is requesting that shareholders approve an amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of available shares by 150,000. The Company has determined to file this amendment to the Original Proxy Statement (collectively, the “Revised Definitive Proxy”) to supplement the Company’s disclosure relating to the number of shares of the Company’s common stock that are subject to outstanding awards under our equity compensation plans as of December 31, 2021 with equivalent information as of April 13, 2022. This disclosure is intended to update information available for the purpose of shareholder plan modeling to aid in evaluation of the proposal.

Accordingly, this Revised Definitive Proxy amends Proposal Four as set forth herein. Except as described in the preceding sentence, this filing does not modify or update any disclosures presented in the Original Proxy Statement. From and after the date of this filing, any references to the “Proxy Statement” are to the Revised Definitive Proxy as amended hereby.

Shareholders who have already voted need not take any action but may, if they wish, change or revoke their vote by following the instructions described on page 3 of the Original Proxy Statement. Shareholders who have not voted are encouraged to vote as soon as possible.

Amendments to the Original Proxy Statement

The following information is to be inserted in Proposal Four, as set forth in the Original Proxy Statement, as the paragraph immediately following the paragraph beginning “Overhang” on page 69.

As of April 13, 2022, 621,286 shares of the Company’s common stock were subject to outstanding restricted stock and restricted stock unit awards, including 345,922 shares subject to performance-based vesting criteria, 107,991 shares of the Company’s common stock were subject to outstanding stock options, including 39,500 shares subject to performance-based vesting criteria, and 239,354 shares of the Company’s common stock were available for new award grants under the 2021 Plan. As of April 13, 2022, the weighted average exercise price and weighted average remaining term of outstanding stock options were $284.32 and 1.9 years, respectively.

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The changes set forth in this Revised Proxy Statement have been incorporated into the Original Proxy Statement, which is available on our website at www.ocwen.com in the “Shareholders” section under “Financial Information”, and should be read together with the foregoing document.

Our Board of Directors recommends that you vote FOR Proposal Four to amend the 2021 Equity Incentive Plan to increase the number of available shares.

This Revised Proxy Statement, the Original Proxy Statement, and the Annual Report on Form 10-K are available on our website at www.ocwen.com in the “Shareholders” section under “Financial Information”.